Exhibit 10.1

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (this “Agreement”) is made as of February 25, 2011 (the “Effective Date”), by and among MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), Michael Hansen (“Hansen”) and DubLi.Com, LLC, a Delaware limited liability company (“DubLi.com”).

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2009, by and among the Company, CG Holdings Limited (“CG”) and MediaNet Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into CG (the “Merger”), with CG surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, in connection with the Merger, Zen Holding Group Limited (“Zen”), as the sole shareholder of CG, was issued a total of 5 million shares (the “Zen Preferred Shares”) of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”);

WHEREAS, each share of Preferred Stock is convertible into approximately 55.51 shares of the Company’s common stock (the “Common Stock”) and, accordingly, until May 24, 2010, Zen owned of record approximately 90% of the outstanding Common Stock on an as-converted basis;

WHEREAS, the Company and Mr. Michael Hansen had previously expected that Mr. Hansen, other investors in DubLi.com, LLC (such other investors are defined as the “DubLi.com Beneficiaries”) and various employees of Lenox Resources, LLC (the “Lenox Beneficiaries”)  would receive from Zen certain shares of “restricted” Common Stock;

WHEREAS, with the acceleration of the merger closing and merger restructuring, the DubLi.com Beneficiaries and Lenox Beneficiaries, substantially all of which are non-U.S. persons, were expected to receive from Zen an aggregate of 63,393,933 shares of restricted Common Stock (the “Loyalty Shares”) upon the Preferred Stock Conversion (the 62,679,116 shares proposed to be issued to the DubLi.com Beneficiaries are individually referred to as the “DubLi Shares”; the 714,817 shares proposed to be issued to the Lenox Beneficiaries are individually referred to as the “Lenox Shares”);

WHEREAS,  in May 2010, Zen determined not to transfer Common Stock to the DubLi.com Beneficiaries and Lenox Beneficiaries as previously anticipated, (i) Zen returned to the Company 1,141,933 shares of Preferred Stock which were convertible into 63,393,933 shares of Common Stock pursuant to the terms of an agreement between the Company and Zen dated May 24, 2010 (the “Share Return Agreement”); (ii) the Company indicated its intent to commence a tender offer (the ‘Tender Offer”) to purchase from the DubLi.com Beneficiaries all of their right, title and interest in Dubli.com, LLC using shares of Common Stock as consideration following the Company’s registration with the Securities and Exchange Commission (“SEC”) of the issuance in the Tender Offer of shares of Common Stock to the holders of the Outstanding Dubli Interests (the “Tender Offer Registration”); and (iii) the Company indicated an intent to register with the SEC a transfer of the Lenox Shares to the Lenox Beneficiaries;

WHEREAS, although the financial statements of DubLi.com, LLC have been and are expected to continue to be consolidated with Company’s financial statements in accordance with U. S. generally accepted accounting principles, the Company no longer intends to seek to acquire any interests of DubLi.com, LLC;

WHEREAS, the Company would still like to provide the Beneficiaries a significant ownership interest in the Company since:  (i) virtually all of the DubLi.com Beneficiaries are former business associates of DubLi Network, LLC, a wholly owned subsidiary of DubLi.com, LLC, and current business associates of DUBLI NETWORK LIMITED, a wholly owned subsidiary of the Company; (ii) virtually all of the Lenox Beneficiaries have been and are currently employees or consultants of the Company, (iii) notwithstanding the financial failure of DubLi.com, LLC, the Company believes that the DubLi Network, LLC business associates assisted the Company build brand awareness for the DubLi.com trade name; and (iv) consistent with many of their expectations, the Company likes the Beneficiaries to have a significant ownership interest in the entity which owns and is further developing the DubLi brand;

WHEREAS, the Company hereby proposes to transfer the Loyalty Shares to a trust (the “Trust”) and, after a holding period and certain conditions are met, have the Trust transfer the Loyalty Shares to the Dubli.com Beneficiaries and the Lenox Beneficiaries (the “Two Step Transfer”);

WHEREAS, although the Company believes the transfer of the Loyalty Shares to the Dubli.com Beneficiaries and Lenox Beneficiaries (collectively, the “Beneficiaries”) could be effectuated in either a single step or two transaction exempt from registration with the SEC, for a variety of administrative reasons and cost considerations, the Company has proposed the Two Step Transfer, which is not expected to be registered with the SEC;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1.	Defined Terms

(a)           The “Information Memorandum” shall be a memorandum that includes all of the information the Company would then be required to be provided to a non-accredited investor pursuant to Rule 502 promulgated pursuant to the Securities Act if the Loyalty Shares were being sold for cash at then prevailing market prices.

(b)           The “Initial Transfer Date” shall be the date that the Loyalty Shares are transferred from the Company to the Trust.

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(c)           The “Trust” is defined to be that Trust evidenced by the trust agreement, a draft of which is attached hereto as Annex A, established in accordance with the laws of the Republic of Panama for the benefit of the DubLi.com Beneficiaries and administered by BATISTA GUERRA Y ASOCIADOS Calle 34 y Avenida Cuba, Edificio Victoria Oficina 506, Panama, Republic of Panama as the trustee of the Trust.

(d)           A “Qualified Trustee” is defined to be an entity which:  (i) is authorized to provide trustee services in its locus of domicile; (ii) is not affiliated, as such term is defined under the U.S. securities laws, with the Company, Zen, any director or executive officer of the Company and/or any person who had filed or should file a Section 16 or Section 13 report with respect to the Company; and (iii) would be deemed “independent” if, prior to serving as a trustee of the Trust, was serving as a director of the Company.

(e)           The “Restricted Period” shall be the period beginning on the Initial Transfer Date and ending on or about March 28, 2012.

2.	Issuance of Loyalty Shares to Trust Established For Benefit of DubLi.com Beneficiaries.

(a)           The Company agrees to publicly disclose the execution and delivery of this agreement within four (4) business days of the execution and delivery of this agreement by all the parties hereto.

(b)           The Company agrees to use it reasonable commercial efforts to establish the Trust described in Section 3(a) below.

(c)           On the Initial Transfer Date, the Company hereby agrees with DubLi.com, LLC to, upon satisfaction of the Conditions Precedent described below (the Conditions Precedent”), issue to the Trust the Loyalty Shares, and, thereafter, the Company agrees to take any and all action reasonably necessary to cause its transfer agent to issue to the Trust a certificate (the “Loyalty Share Certificate”) evidencing the Loyalty Shares.

The Loyalty Share Certificate shall bear the following restrictive legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE ONLY AFTER PROVIDING THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE AT THE TIME OF SUCH TRANSFER.  NOTWITHSTANDING THE FOREGOING, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT DATED ___________________ HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

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(d)           The Company agrees to prepare the Information Memorandum and provide it to the Qualified Trustee and/or its administrative agent a reasonable period time prior to its proposed transmission to the Beneficiaries.

3.	Conditions Precedent

The Company’s obligations under Section 2 above are subject to the prior satisfaction of all of the following conditions:

(a)           The Company’s establishment of a Trust on the following terms and conditions:

1.	The Trust shall be administered by a Qualified Trustee (as such term is defined above, a “Qualified Trustee”).

2.
The Company shall transfer the Loyalty Shares to the Trust on the Initial Transfer Date.  The Company shall cause its transfer agent to issue to the Trust a stock certificate evidencing the Loyalty Shares.

3.
The beneficiaries of the Trust shall be the Beneficiaries, which will be identified to the Trust by the Company.  Upon receipt of such information and each investor’s contact information, the Trust and/or its administrative agent will provide each Beneficiary notice via electronic mail of the Share Transfer Agreement.

4.
No Beneficiary shall have any right, title or interest of any kind in the Loyalty Shares until such time, if ever, that the Qualified Trustee transfers Loyalty Shares to the subject Beneficiary in accordance with the terms of the Trust.

5.
Subject to the terms hereof, the Trust shall hold and not transfer the Loyalty Shares for the Restricted Period (defined above).  During the Restricted Period and the three months immediately thereafter, the Trust and Qualified Trustee shall agree not to:

i.	acquire or attempt to acquire additional common stock or other securities of the Company;

ii.	vote the Loyalty Shares for any reason;

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iii.	enter into any form of voting agreement to vote other shares of common stock of the Company or to allow another person to vote the Loyalty Shares;

iv.	influence or attempt to influence the votes of other shareholders of the Company;

v.	propose nominees to the Company’s board of directors or solicit proxies with respect to the election of directors;

vi.	voluntarily pledge, encumber or in any other way subject the Loyalty Shares to any form of liens or security interests of any kind;

vii.
incur indebtedness of any kind, including but not limited to (a) any indebtedness for borrowed money and obligations, (b) any obligations evidenced by notes, bonds, debentures or similar instruments and (c) any indebtedness referred to in clauses (a) and (b) above secured by any lien upon or in property owned or held by the Trust, even though the Trust has not assumed or become liable for the payment of such indebtedness; nor

viii.	influence or control or attempt to influence or control, directly or indirectly, the direction of the management, policies or affairs of the Company.

6.
On the first business day following the end of the Restricted Period (the “Final Transfer Date”), the Trust and/or its administrative agent shall, subject to the terms and conditions set forth herein, use its commercially reasonable efforts to, subject to any applicable law, (i) transfer to each Beneficiary such number of Loyalty Shares as are identified to the Trust by the Company; (ii) to evidence such transfer, cause the Company’s transfer agent to, in either certificated or book entry form, issue such number of Loyalty Shares as are identified to the Trust by the Company; and (iii) if requested, issue such shares free of any restrictive legends.

7.
Within thirty calendar days of the Effective Date, the Qualified Trustee and/or its administrative agent shall use its commercially reasonable efforts to send an email to each Beneficiary notifying them of the transactions contemplated by this agreement.

8.
At least sixty calendar days prior to the end of the Restricted Period, the Qualified Trustee and/or its administrative agent shall use its commercially reasonable efforts to email:  (i) a Beneficiary Representation Affidavit (the “Affidavit”), the form of which is attached hereto as Annex B, to each of the Beneficiaries; and (ii) the Information Memorandum (defined above).

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9.
In order for any individual Beneficiary to receive a portion of the Loyalty Shares, such investor will be required to complete and execute an Affidavit and return such Affidavit to the Company at least fifteen calendar days prior to the end of the Restricted Period.

10.
In the event that (i) notwithstanding the Trustee’s good faith efforts to contact and provide each Beneficiary in accordance with the terms of this agreement, any Beneficiary does not complete, execute and return the Affidavit at least fifteen calendar days prior to the end of the Restricted Period, (ii) the Qualified Trustee believes, or is notified by the Company that the Company believes, the transfer of Loyalty Shares to any Beneficiary would not be in compliance with any applicable law and/or such compliance with any applicable law may not be readily demonstrated, or (iii) the Qualified Trustee receives, or is notified by the Company that it has received, comments from the SEC or any other comparable foreign or U.S. State regulator with respect to the transactions contemplated by this agreement (other than comments that are resolved to the satisfaction of the Qualified Trustee and the Company, in their respective sole and absolute discretion), then the Loyalty Shares that otherwise would have been transferred to such Beneficiary shall, subject to the Company’s written waiver otherwise, be:  (i) immediately returned to the Company free and clear of all liens; and (ii) cancelled.

11.
The Company shall agree to indemnify the Qualified Trustee and the Trust for any and all actions taken by the Qualified Trustee and the Trust as contemplated by this agreement; provided, however, the Qualified Trustee and the Trust shall not be entitled to indemnification for any intentional or grossly negligent violations of the Trust Agreement or their respective legal duties.

(b)	The terms of this agreement shall have been publicly disclosed by the Company at least 20 business days prior to the Initial Transfer Date.

(c)
On or prior to the Initial Transfer Date, the Company shall not have received:  (i) any comments from the SEC or any other comparable foreign or U.S. State regulator with respect to the transactions contemplated by this agreement (other than comments that are resolved to the satisfaction of the Company, in its sole and absolute discretion); or (ii) any notice of any demand, claim or a threatened claim with respect to the transactions contemplated by this agreement, other than comments, demands, claims or threatened claims that are resolved to the satisfaction of the Company, in its sole and absolute discretion prior to the Initial Transfer Date.

(d)	The representations, warranties and covenants of DubLi.com set forth in Section 4 below are true as of the Initial Transfer Date.

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The Company reserves the right to waive any of the foregoing conditions precedent in its sole and absolute discretion.

4.	Representations, Warranties and Covenants of DubLi.com

(a)           DubLi.com Representations.  DubLi.com, hereby represent and warrants to the Company as follows:

With the exception of less than 15 persons (the “U.S. DubLi.com Beneficiaries”), all of the DubLi.com Beneficiaries are non-U.S. persons as such term is defined in Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the ‘Securities Act”).  With the exception of the U.S. DubLi.com Beneficiaries, all of the DubLi.com Beneficiaries acquired interests in DubLi.com in transactions that were exempt from registration pursuant to the provisions of Regulation S. The U.S. DubLi.com Beneficiaries acquired interests in DubLi.com in transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act.  All of the information that DubLi.com provides to the Company and the Trusts with respect to the DubLi.com Beneficiaries shall be accurate as of the date such information is provided.

(b)           DubLi.com’s Actions and Covenants.  DubLi.com hereby covenants with the Company and the Trust as follows:  DubLi.com hereby agrees to use its best efforts to, as may be reasonably requested by the Company or Trust from time to time, assist the Trust complete the Loyalty Share Transfers on the terms and conditions contemplated by this Agreement, which assistance is expected to include, but not be limited to the provision to the Trust and/or its administrative agent all of the following information with respect to each DubLi.com Beneficiary:  name, current contact information, including phone number and email (if available), and percentage interest in DubLi.com, LLC.

5.	Indemnification.

DubLi.com and Hansen shall indemnify, defend and hold harmless the Company, the Company’s subsidiaries and their respective directors, officers, employees, agents, affiliates and assigns (collectively, the “Company Indemnified Parties”) from, against and in respect of any claim, demand, judgment, loss, liability, action, proceeding, assessment, penalty, fee, fine, cost, damage or expense (including reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) which any of the Company Indemnified Parties shall suffer, sustain or become subject to by virtue of or which arise out of or result from any breach of, or inaccuracy in, the representations and warranties of DubLi.com set forth in this Agreement.

6.	Miscellaneous.

(a)           Counterparts.  This Agreement may be executed in two or more counterparts by facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b)           Complete Agreement.  This Agreement constitutes the complete agreement of the parties with respect to the subject matter referred to herein and shall supersede all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every kind or nature whatsoever with respect thereto (all of which have become merged and finally integrated into this Agreement), except as provided herein.  Any modifications and amendments to this Agreement must be in writing and executed by all of the parties.

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(c)           Severability of Provisions.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

(d)           Further Assurances.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(e)           Headings.  The titles, subtitles and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)           Governing Law.  This Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance, without regard to conflicts of laws principles.

(g)           Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when telecopied or by overnight receipted courier service to the addresses set forth on the signature page hereto.  Any party, including the Company, may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(h)           Consent to Jurisdiction; Service of Process; Prevailing Party.  Each party to this Agreement hereby irrevocably submit to the jurisdiction of the state or federal courts located in Palm Beach County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.  Each party shall be responsible for its own costs and expenses of any such suit, action or proceeding; provided, however, that the non-prevailing party shall reimburse the prevailing party’s actual reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with such suit, action or proceeding or any effort to enforce this Agreement.

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(i)           Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF HEREOF.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY HERETO.

(j)           No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the Effective Date.

MediaNet Group Technologies, Inc.

By:	/s/ Andreas Kusche
Name:	Andreas Kusche
Title:	General Counsel
Address:	5200 Town Center Circle, Suite 601
Boca Raton, FL 33486

DubLi.Com, LLC

By:	/s/ Michael Hansen
Name:	Michael Hansen
Title:	President and COO
Address:	702 West Street
Wilmington, Delaware
DE 19801 USA

Michael Hansen

By:	/s/ Michael Hansen
Name:	Michael Hansen
Address:	P.O. Box 283612
Dubai, U.A.E.

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ANNEX A

FORM OF TRUST AGREEMENT

CONTRATO DE FIDEICOMISO

Este Contrato de Fideicomiso (el “Contrato” o “Fideicomiso de Dubli.com y Lenox”), de fecha veinticinco (25) de febrero de 2011, celebrado por MediaNet Group Technologies, Inc., una corporación de Nevada (la “Compañía”) quien actúa en calidad de Fideicomitente, y BATISTA GUERRA Y ASOCIADOS, quien actúa en calidad de fiduciario (el “Fiduciario”).

CONSIDERANDO, que la Compañía desea otorgar a los inversionistas de DubLi.com, LLC (los “Fideicomisarios DubLi.com”) y a varios empleados de Lenox Resources, LLC (los “Fideicomisarios Lenox”, conjuntamente con los  Fideicomisarios de DubLi.com, los “Fideicomisarios”) un interés en la Compañía, ya que: (i) los Fideicomisarios DubLi.com fueron socios de DubLi Network, LLC y son socios de DUBLI NETWORK LIMITED, (ii) los Fideicomisarios Lenox fueron, y actualmente son empleados o consultores de la Compañía, (iii) a pesar del fracaso financiero de DubLi.com, LLC, la Compañía considera que los socios de DubLi Network, LLC ayudaron a promocionar y mercadear el nombre comercial DubLi.com; y (iv) a Compañía le gustaría que los Fideicomisarios tengan un interés en la sociedad que es propietaria de y se encuentra desarrollando la marca DubLi;

CONSIDERANDO, que la Compañía propone la transferencia de un total de 63,393,933 acciones restringidas de la Compañía (las 62,679,116 acciones que serán emitidas a los Fideicomisarios DubLi.com, “Acciones de DubLi”; las 714,817 acciones que serán emitidas a los Fideicomisarios Lenox, “Acciones de Lenox”; y conjuntamente las Acciones de DubLi y las Acciones de Lenox, serán las “Acciones de fidelidad”) a un fideicomiso (el “Fideicomiso”);

CONSIDERANDO, que el Fideicomiso, al término de un período de retención que se definirá más adelante y al cumplirse ciertas condiciones, transferirá las Acciones de fidelidad a los Fideicomisarios Dubli.com y a los Fideicomisarios Lenox (la “Transferencia de Dos Pasos”);

Con base en lo anterior, las partes otorgan las siguientes cláusulas:

ARTÍCULO I

CONSTITUCION DEL FIDEICOMISO

1.1           Afectación de las Acciones de fidelidad. El 28 del marzo de 2011 (la “Fecha de Transferencia Inicial”), la Compañía transmitirá la propiedad fiduciaria de las Acciones de fidelidad al Fiduciario, quien las conservará de acuerdo con los términos y condiciones que se estipulan a continuación. La Compañía solicitará que su agente de transferencia emita el certificado de acciones de las Acciones de fidelidad al Fiduciario. Tras la transferencia de la propiedad fiduciaria de las Acciones de fidelidad al Fideicomiso, y salvo se pacte lo contrario en el presente Contrato, las Acciones de fidelidad formará parte del patrimonio fideicomitido, y el Fideicomiso tendrá el derecho, título e interés en y mantendrá la posesión de dichas Acciones de fidelidad.

1.2           Aceptación del Fiduciario. De conformidad con los términos y condiciones contenidos en el presente Contrato el Fiduciario acepta y confirma: (a) el nombramiento de Fiduciario; (b) la transferencia de las Acciones de fidelidad a fin de constituir el patrimonio fideicomitido; y (c) las obligaciones y deberes que le impone el presente Contrato. El Fiduciario acuerda recibir, mantener y distribuir las Acciones de fidelidad de conformidad con lo dispuesto en éste documento.

1.3           Nombre. El fideicomiso creado en virtud de los términos de éste Contrato se denominará el “El Fideicomiso de DubLi.com y Lenox”, en adelante referido como el “Fideicomiso”.

1.4           Patrimonio.  Todas las Acciones de fidelidad constituyen el patrimonio del presente Fideicomiso.

1.5           Finalidad del Fideicomiso. Los objetivos de este Contrato de Fideicomiso serán: (a) constituir el patrimonio del Fideicomiso de acuerdo con la cláusula 1.4, aceptando la propiedad fiduciaria sobre  las Acciones de fidelidad; (b) mantener la propiedad fiduciaria sobre las Acciones de fidelidad durante el Período de Restricción (definido más adelante); y (c) concluido el Período de Restricción, y al recibir las instrucciones de la Fideicomitente transferirá las Acciones de fidelidad a los Fideicomisarios y/o a la Compañía, de acuerdo con lo dispuesto en el presente Contrato.

La finalidad del Fideicomiso no será (i) seguir o participar en la actos de comercio o realización de un negocio, salvo que se estime razonablemente necesario para llevar a cabo la única finalidad del Fideicomiso y que sea consistente con éste; y (ii) ni el Fiduciario tendrá autoridad, para llevar a cabo alguna actividad comercial, salvo que sea razonable, necesaria y consistente con la consumación de las transacciones contempladas por el Acuerdo de Transferencia de Acciones de fecha 25 de febrero de 2011, celebrado por y entre la Compañía, DubLi.com, LLC y Michael Hansen (el “Acuerdo de Transferencia de Acciones”) mismo que se adjunta al presente como Anexo A.

1.6           Fideicomisarios. En la Fecha de Transferencia Inicial, o en algún momento antes de la misma, la Compañía notificará al Fiduciario los nombres y datos generales de cada uno de los Fideicomisarios y el número de las Acciones de fidelidad que podrán ser transferidas a cada Fideicomisario al concluirse el Período de Restricción.  Ningún Fideicomisario tendrá derecho, título o interés alguno, sobre las Acciones de fidelidad, hasta que el Fiduciario transfiera las Acciones de fidelidad a dicho Fideicomisario (si se diese tal transferencia), de conformidad con los términos del Fideicomiso.

ARTICULO II

TERMINACION DEL FIDEICOMISO

2.1           Duración. El Fideicomiso tendrá la duración necesaria para el cumplimiento de sus fines y se extinguirá al día siguiente del tercer mes posterior al término del Período de Restricción, sin embargo, el Fiduciario podrá, a su entera discreción, ampliar el plazo del Fideicomiso hasta seis (6) meses adicionales, si éste considera que dicha extensión es necesaria para lograr la finalidad del Fideicomiso.

2.2           Extinción del Fideicomiso - Liberación de Responsabilidad del Fiduciario. Hasta no haberse cumplido la finalidad del Fideicomiso, el Fiduciario continuará actuando como Fiduciario hasta que sus funciones y obligaciones hayan sido cumplidas en su totalidad.  Una vez que dichas obligaciones hayan sido cumplidas y satisfechas de conformidad con lo establecido en el presente Contrato, el Fiduciario, así como todos sus apoderados, mandatarios y empleados, si los hubiere, no serán responsables ni continuarán obligados bajo este contrato, siempre y cuando se establezca lo contrario o sea requerido bajo éste Contrato o en la ley aplicable.

ARTICULO III

OBLIGACIONES DEL FIDUCIARIO

3.1           Notificación Inicial a los  Fideicomisarios. Dentro de treinta (30) días naturales a partir de la Fecha de Transferencia Inicial, el Fiduciario notificará a cada Fideicomisario a través de un correo electrónico las transacciones contempladas en el Acuerdo de Transferencia de Acciones.

3.2           Obligaciones Durante el Período de Restricción. A partir de la Fecha de Transferencia Inicial y hasta el 28 del marzo de 2012 (“Periodo de Restricción”), el Fideicomiso mantendrá las Acciones de fidelidad.  Durante éste Periodo de Restricción el Fiduciario no transferirá dichas Acciones de fidelidad.

Durante el Período de Restricción así como durante los tres meses posteriores al mismo, ni el Fideicomiso ni el Fiduciario :

(a)           adquirirán o intentarán adquirir acciones comunes (restringidas o no) adicionales u otros valores de la Compañía;

(b)           someterán a voto las Acciones de fidelidad por cualquier motivo;

(c)           celebrarán cualquier tipo de acuerdo de votación para votar otras acciones comunes de la Compañía o permitirán a otra persona votar las Acciones de fidelidad;

(d)           influirán o trataran de influir los votos de otros accionistas de la Compañía;

(e)           propondrán candidatos para la junta directiva de la Compañía o solicitarán poderes respecto a la elección de directores;

(f)           otorgarán, voluntariamente, alguna garantía, prenda, gravamen sobre las Acciones de fidelidad;

(g)           incurrirán en deudas de ningún tipo, incluyendo, de manera enunciativa y no limitativa: (a) cualquier deuda creada por algún préstamo de dinero en efectivo, (b) cualesquiera obligaciones que surja por la emisión de algún pagaré, bono, obligación (debentures) u otros instrumentos similares; y (c) cualesquiera deudas referidas a en los incisos  (a) y (b) arriba, garantizadas por cualquier gravamen sobre el patrimonio del fideicomiso o en poder del Fideicomiso; a un cuando el Fideicomiso (o el Fiduciario) no haya asumido o se haya hecho responsable por el pago de dicha deuda; ni

(h)           influenciarán o controlarán o intentarán influir o controlar, directa o indirectamente, la dirección de la gestión, las políticas o los asuntos de la Compañía.

3.3         Declaración Jurada de Representaciones del Fideicomisario; Memorando de Información (Information Memorandum).

(a)           Al menos sesenta (60) días naturales previos a la término del Período de Restricción, el Fiduciario utilizará sus mejores esfuerzos para proporcionar a cada Fideicomisarios a través de correo electrónico: (i) una Declaración Jurada de las Representaciones del Fideicomisario (la “Declaración Jurada”), en un modelo sustancialmente similar al que se adjunta al presente Contrato como Anexo B; y (ii) un memorando de información (Information Memorandum) que incluya toda la información que la Compañía requiera proporcionar a un inversionista no acreditado (non-accredited investor) de conformidad con el Reglamento 502 (Rule 502) promulgado bajo la Ley de Valores (Securities Act), si las Acciones de fidelidad fueren vendidas por dinero en efectivo a; precio establecido por los mercados en ese momento (el “Memorando de Información”).

(b)           Para que cada Fideicomisario reciba una porción de las Acciones de fidelidad, dicho Fideicomisario tendrá que responder, completar y firmar una Declaración Jurada y enviar dicha Declaración Jurada a la Compañía por lo menos quince (15) días naturales previos al término del Período de Restricción.

3.4         Transferencia a los Beneficiarios.

(a)           De acuerdo con la Cláusula 3.4 (b), en el primer día hábil siguiente a la término del Período de Restricción (la “Fecha de Transferencia Final”), el Fiduciario, de conformidad con los términos y condiciones establecidos en este Contrato y con las leyes aplicables, realizará los esfuerzos comercialmente razonables, (i) para transferir a cada Fideicomisario e número de Acciones de fidelidad que sean identificadas al Fideicomiso por la Compañía, (ii) emitir el certificado correspondiente o solicitar que el agente de transferencia de la Compañía, emita el certificado de acciones requerido, ya sea en un certificado o título valor, o por medio de la inscripción en el libro de accionistas, y emita las Acciones de fidelidad que sean notificadas al Fideicomiso por la Compañía, y (iii) de haber sido requerido por la Compañía, emitir o solicitar que se emitan dichas Acciones de fidelidad libres de leyendas restrictivas.

(b)           En el caso que, (i) no obstante los esfuerzos de buena fe del Fiduciario de contactar y proveer a cada Fideicomisario, de conformidad con los términos de este contrato, algún Fideicomisario no complete, firme y devuelva la Declaración Jurada al menos quince (15) días calendarios antes al término del Período de Restricción, (ii) el Fiduciario considere, o sea notificado por la Compañía que la Compañía considera, que la transferencia de Acciones de fidelidad a cualquier Fideicomisario no cumpliría lo establecido en las leyes aplicables y/o que el cumplimiento con las leyes aplicables no sea de fácil demostración; o (iii) el Fiduciario reciba, o sea notificado por la Compañía que ésta ha recibido, comentarios de la SEC o de cualquier autoridad estatal de los EE.UU  o gubernamental extranjero, entonces las Acciones de fidelidad que de otra manera habrían sido transferidas a tal Fideicomisario serán, con sujeción a la renuncia escrita de la Compañía de otro modo: (i) inmediatamente devueltas a la Compañía, libres de todo impuesto y/o gravamen; y (ii) canceladas.

ARTICULO IV

FACULTADES Y RESPONSABILIDADES DEL FIDUCIARIO

4.1         Responsabilidades del Fiduciario. El Fiduciario tendrá aquellas obligaciones y responsabilidades que se establecen en el presente Contrato.

4.2         Autoridad del Fiduciario. El Fideicomiso y el Fiduciario como el representante del Fideicomiso, tendrán los derecho, títulos e intereses sobre las Acciones de fidelidad. El Fiduciario tendrá la autoridad y estará facultado para tomar las acciones necesarias para realizar la Transferencia de Dos Pasos conformidad con los términos del presente Contrato. Asimismo, las facultades, deberes, responsabilidades y obligaciones del Fiduciario incluirán:

(a)           actuar como Fiduciario en virtud del presente Contrato;
(b)           recibir y mantener las Acciones de fidelidad durante el Período de Restricción;

(c)           objetar la transferencia de Acciones de fidelidad a cualquier Fideicomisario que no complete, firme y devuelva la Declaración Jurada por lo menos quince (15) días naturales previos al término del Período de Restricción;

(d)           transferir las Acciones de fidelidad a cualquier Beneficiario de conformidad con los términos y disposiciones contenidos en el presente Contrato;

(e)           preparar y presentar los informes y declaraciones de impuestos según sean requeridas por las autoridades fiscales federales, estatales o locales de Panamá y/o Estados Unidos;

(f)           pagar todos los gastos y hacer otros pagos que sean requeridos por concepto del manejo de las Acciones de fidelidad durante el Período de Restricción;

(g)           tomar las medidas razonablemente necesarias o convenientes para realizar la Transferencia de Dos Pasos; y

(h)           ejercer todas las facultades y derechos, así como llevar a cabo las acciones establecidas en el presente Contrato de Fideicomiso.

4.3         Registro de Fideicomisarios. La Compañía proporcionará al Fiduciario un registro (el “Registro”) del número de Acciones de fidelidad que podrán ser transferidas a cada Fideicomisario y así como los nombres, y direcciones de dichos Fideicomisarios en la Fecha de Transferencia Inicial. A partir de la Fecha de Transferencia Inicial, el registro será mantenido por el Fiduciario, y sus modificaciones se harán mediante notificación escrita por la Compañía presentada al Fiduciario.  El Fiduciario no será responsable por confirmar la veracidad del Registro, siempre que el Fiduciario lo haya mantenido adecuadamente y de conformidad con el presente Contrato.

ARTÍCULO V

RESPONSABILIDAD DEL FIDUCIARIO LIQUIDADOR

5.1         Nombramiento. El Fiduciario será BATISTA GUERRA Y ASOCIADOS.  Actuará únicamente en su calidad de Fiduciario del Fideicomiso y no de alguna otra forma.

5.2         Renuncia. El Fiduciario podrá renunciar dando a la Compañía un aviso previo y por escrito al menos sesenta (60) días de antes de la fecha en la que entrará en efecto la renuncia.  Asimismo se acuerda que la renuncia del Fiduciario no será efectiva hasta el nombramiento de un Fiduciario sucesor de conformidad con la Cláusula 5.4 del presente documento y la aceptación del mismo.

5.3         Remoción. En cualquier momento la Compañía podrá remover al Fiduciario por alguna “causal” definida. Para los efectos de ésta Cláusula 5.3, la “causal” incluirá, de manera enunciativa y no limitativa: (i) un acto de fraude, malversación de fondos, o robo en relación con las responsabilidades del Fiduciario o en el curso de su nombramiento, (ii) el daño intencional ilícito a los bienes del Fideicomiso, o (iii) la negligencia grave por parte del Fiduciario en relación con el desempeño de sus obligaciones. Si un Fiduciario es removido de acuerdo con esta Cláusula 5.3, el Fiduciario continuará actuando como tal, hasta que un Fiduciario sucesor sea nombrado, y dicho nombramiento sea efectivo, de conformidad con la Cláusula 5.4. Si el Fiduciario no está dispuesto a actuar o es incapaz de hacerlo (i) en virtud de su incapacidad para ejercer sus funciones bajo este Contrato, debido a muerte, enfermedad, u otra discapacidad física o mental, o (ii) por cualquier otro motivo que no sea por “causal”, esté sujeto a una auditoria final, dicho Fiduciario tendrá derecho a todos los honorarios, gastos y otras prestaciones acumuladas y no pagadas, y a otra prestación, en la medida en que sean incurridos, que se deriven de o estén relacionados con los hechos que ocurran antes de su remoción o renuncia, así como a cualesquiera gastos razonablemente incurridos en relación con la transferencia de todos los facultades, obligaciones y derechos a cualquier Fiduciario sucesor.

5.4         Nombramiento del Fiduciario Sucesor. En el caso de una vacante a causa de la muerte o remoción inmediata del Fiduciario o de posible vacante a causa de renuncia o remoción, la Compañía tendrá derecho a nominar al Fiduciario sucesor. Cada Fiduciario sucesor nombrado en virtud de este documento ejecutará, reconocerá y entregará a la Compañía un instrumento por el cual acepta dicho nombramiento, con sujeción a los términos y disposiciones de este documento. El sucesor Fiduciario, sin ningún otro acto, será investido con todos los derechos, facultades y obligaciones del Fiduciario; siempre que, sin embargo, ningún Fiduciario será responsable de los actos individuales u omisiones de cualquier Fiduciario anterior o actual.

5.5         Continuidad. La muerte, renuncia o remoción del Fiduciario no extinguirá el Fideicomiso ni invalidará las acciones realizadas hasta ese momento por el Fiduciario, y el fiduciario sucesor acuerda que las disposiciones del presente Contrato serán vinculantes sobre y se aplicará en beneficio de cada fiduciario sucesor y de todos sus herederos y representantes, sucesores o cesionarios legales y personales. En caso de la renuncia o remoción del Fiduciario, dicho Fiduciario (i) firmará y entregará en la Fecha de Transferencia Inicial de su renuncia o remoción, los documentos, instrumentos y otras notificaciones que sean necesarias para la terminación del encargo del Fiduciario y (ii) ayudará y cooperará en el traspaso o cesión de las obligaciones y facultades del Fiduciario al fiduciario sucesor.

5.6         Remuneración del Fiduciario. El Fiduciario deberá ser pagado una cuota inicial de US$ 150 y deberá ser remunerado sobre una tarifa base horas, en base a sus tarifas normales y habituales, por dichos servicios, y tendrá derecho al reembolso de los gastos incurridos. Cualesquiera contadores, abogados, asesores financieros, consultores u otros profesionales contratados o utilizados por el Fiduciario (los “Profesionales del Fideicomiso”) tendrán derecho a una remuneración razonable por los servicios prestados así como al reembolso de los gastos incurridos por éstos. La remuneración del Fiduciario y de los Profesionales del Fideicomiso será pagada por la Companía. Cualquier fiduciario sucesor deberá recibir una remuneración razonable así como el reembolso de los gastos de igual manera que el Fiduciario lo haya recibido.

5.7         Indemnización. La Compañía deberá indemnizar y mantener en paz y a salvo al Fiduciario y al Fideicomiso contra, y con respecto a cualquier y toda responsabilidad, pérdidas, daños, reclamos, costos y gastos, incluyendo, pero sin limitación, honorarios legales que surjan de o sean relativos a sus acciones u omisiones o que sean consecuencias de tales acciones y omisiones, en relación con el Contrato y/o con la consumación de la Transferencia de Dos Pasos. Sin embargo, dicha indemnización no será aplicable (i) a cualquier acto u omisión que constituya una negligencia grave o mala conducta intencional del Fideicomiso o del Fiduciario;  (ii) en caso de incumplimiento del presente Contrato por el Fideicomiso o por el Fiduciario, o (iii) por cualquier acto de fraude o abuso de confianza.

5.8         Fiduciario podrá Depender. El Fiduciario podrá depender  y confiar, y estará plenamente protegido si llegase a actuar o se absteníase de hacerlo si confía en cualquier resolución, declaración, certificado, instrumento, opinión, informe, notificación, solicitud, consentimiento, orden, u otro instrumento o documento que el Fiduciario estime, razonablemente, que sea auténtico y que ha sido firmado o presentado por la parte o las partes correspondientes o, en caso de tratarse de cables, telefax, correo electrónico y/o télex, que éstos han sido enviados por la parte o las partes correspondientes, y el Fiduciario puede de manera definitiva confiar en la veracidad de las declaraciones y en la exactitud de las opiniones expresadas en ellos. El Fiduciario podrá consultar a abogado y a otros profesionales respecto a los asuntos de su área de especialización, y cualquier opinión de éstos se entenderá como una autorización plena y total para cualquier actuación o abstención y la protección respecto dicha acción u omisión. El Fiduciario tendrá derecho a confiar o depender del consejo de estos profesionales respecto de su actuación u omisión, y no será responsable por las acciones que llegase a tomar o dejar de tomar por confiar estos consejos.

5.9         Confianza por Personas que Negocien con el Fiduciario. Salvo que se tenga conocimiento distinto, cualquier persona que trate con el Fiduciario tendrá derecho a confiar en la autoridad del Fiduciario para actuar en nombre del Fideicomiso y no tendrá obligación de investigar la existencia de tal autoridad.

ARTÍCULO VI

OTRAS DISPOSICIONES

6.1         Definiciones. Todos los términos en mayúscula no definidos de otro modo en este documento tendrán el significado que se les atribuye en el Acuerdo de Transferencia de Acciones.

6.2         Encabezados. Los títulos de las cláusulas y secciones del presente Contrato se incluyen sólo por referencia y conveniencia, por lo que no se considerarán para los efectos de interpretación o cumplimiento de este Contrato.

6.3         Modificación.  El presente Contrato no podrá ser enmendado o modificado de manera alguna, excepto por el acuerdo previo y por escrito del Fiduciario y la Compañía.

6.4         Legislación Aplicable. Este Contrato se regirá e interpretará de conformidad con las leyes de la República de Panamá sin tener en cuenta las normas de conflicto de leyes de cualquier otra jurisdicción.

6.5         Duplicados; Eficacia. El presente Contrato podrá ser firmado en dos o más tantos, cada uno de los cuales se considerará un original, pero todos éstos constituirán uno y el mismo contrato. El presente Contrato entrará en vigencia cuando cada parte haya recibido la copia firmada por todas las otras partes.

6.6         Obligatoriedad - Validez. Si alguna disposición del presente Contrato o algún efecto del mismo sea nulo, invalido o ineficaz o devengue en nulidad, invalidez o ineficacia; la validez, legalidad o eficacia de las disposiciones restantes de éste Contrato no se verán afectadas en modo alguno.  Para tal fin, se acuerda que las disposiciones del presente Contrato son divisibles y obligatorias.

6.7         Sin Renuncia por el Fiduciario.  La omisión o demora por parte del fiduciario en el ejercicio de cualquiera de los derechos, facultades o privilegios conferidos a su bajo este Contrato, en ningún caso tendrá el efecto de una renuncia a los mismos, ni el ejercicio singular o parcial por parte del de cualquier derecho facultad o privilegio derivado de este Contrato excluirá el ejercicio simultáneo o posterior de cualquier derecho, facultad o privilegio del Fiduciario.

6.8         No Caución. Aun cuando lo requiera la ley aplicable, las partes acuerdan que el Fiduciario (incluyendo cualquier fiduciario sucesor) estará exento de otorgar una caución u otra garantía en cualquier jurisdicción.

6.9         Notificaciones. Cualquier notificación, aviso o comunicación bajo este Contrato se llevará a cabo por escrito y se considerarán entregada a: (i) la confirmación del recibo de una transmisión de fax, (ii) la entrega confirmada mediante por un servicio de correo o mensajería con entrega al día siguiente o contra entrega personalmente, o (iii) al término de cinco (5) días hábiles contados a partir del día en que fue enviado la notificación aviso o comunicación por correo registrado o certificado (con acuse de recibo). Asimismo, toda notificación, aviso o comunicación será dirigida a las siguientes direcciones (o a cualquier otra dirección que haya indicado alguna parte de conformidad con ésta Cláusula):

Si es al Fiduciario:

BATISTA GUERRA Y ASOCIADOS
Calle 34 y Avenida Cuba
Edificio Victoria, Oficina 506
Panama, Republica de Panama
No. de Fax: ______________

Si es a un Beneficiario:

Al nombre y a la dirección que se establece en el Registro (mismo que podrá ser modificado, de cuando en cuando) de conformidad con el presente Contrato.

Si es a la Compañía:

MediaNet Group Technologies, Inc.
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
Atención: Andreas Kusche
No. de Fax: (561) 362-7703

6.10      Irrevocabilidad. El Fideicomiso es irrevocable.

6.11      Efecto Vinculante. Los términos de este Contrato serán vinculantes para y permanecerá vigente para el beneficio de las Partes y de sus respectivos sucesores y cesionarios.

6.12      Agente Residente:  El agente residente de este Fideicomiso en la República de Panamá será el Lic. Radames Butcher, abogado con matricula número 9928.

[Sigue la Página de Firmas]

ANNEX B

Beneficiary’s Representation Affidavit

Reference is made to that certain Share Transfer Agreement dated as of [_______] (the “Share Transfer”), by and between MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), Michael Hansen (“Hansen”) and Dubli.Com, LLC, a Delaware limited liability company (“DubLi.com”).  All capitalized terms used in this Affidavit that are not defined herein shall have the meaning set forth in the Share Transfer Agreement.

In connection with the proposed transfer of common stock of the Company (the “Loyalty Shares”) from the Trust (the “Trust”), to various beneficiaries (the “Beneficiaries”), the trustee of the Trust requires that each Beneficiary complete this affidavit (this “Affidavit”).

You will not receive any Loyalty Shares from the Trust unless you complete, execute, and return this Affidavit to the Company and the Trustee by [_______] at the following addresses, and various conditions precedent set forth in the Share Transfer Agreement are satisfied.

MediaNet Group Technologies, Inc.	BATISTA GUERRA Y ASOCIADOS
Attn: Andreas Kusche, General Counsel	Attn: Michael Samaniego
Boca Center Tower 1	Calle 34 y Avenida Cuba
5200 Town Center Circle, Suite 601	Edificio Victoria Oficina 506
Boca Raton, FL 33486	Panama, Republica de PanamaAddress

I.	General Beneficiary Information and Representations

A.	Name of Beneficiary:____________________________ (hereinafter, the “Beneficiary”)

Beneficiary Address:_____________________________________________________________

______________________________________________________________________________

B.	Loyalty Shares Issuance Instructions and Authorization:

Beneficiary must complete this subsection B in its entirety in order to receive the Loyalty Shares, including the execution of the authorization contained in this subsection B.

Please indicate how the Loyalty Shares should be transferred by checking one of the boxes below:

☐	Please issue a certificate for the Loyalty Shares in the name and to the address listed above.

☐	Please electronically transfer the Loyalty Shares to the financial institution and account number designated below.

DTC Participant Number:  ________________________________________________________

Name of Financial Institution:   ____________________________________________________

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Account Number at Financial Institution:  ____________________________________________

I _________________________, hereby authorize Olde Monmouth State Transfer Co., Inc. to transfer the Loyalty Shares in accordance with the instructions indicated above.

Beneficiary Signature	Date

C.	Type of Beneficiary

EACH OF QUESTIONS 1-4  IN THIS SECTION C MUST BE
COMPLETED IN ORDER TO RECEIVE THE LOYALTY SHARES

(1)	Individual ☐	Legal entity ☐ (please specify type of entity) ________________

Yes      No
(2)	☐ ☐ Beneficiary is a “Non-U.S. Person” as such term is defined under Rule 501(a) of Regulation D of the United States Securities Act of 1933, as amended (see Section III below).

Yes      No
(3)
☐  ☐        Beneficiary is considered to be “sophisticated” in accordance with Rule 506 of Regulation D of the United States Securities Act of 1933, as amended, and, accordingly, has such knowledge and experience in business, financial and investment matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Affidavit and the Trust Agreement.

Yes     No
(4)	☐ ☐ Beneficiary is an “accredited investor” as such term is defined under Rule 501(a) of Regulation D of the United States Securities Act of 1933, as amended (see Section II below).

D.	General Transfer Representations

IN ORDER TO RECEIVE THE LOYALTY SHARES,
THE BENEFICIARY MUST BE ABLE
TO TRUTHFULLY CERTIFY TO ALL OF THE FOLLOWING:

☐
The Beneficiary acknowledges that no monetary or other consideration was provided or will be provided, directly or indirectly, by the Beneficiary to the Trust, the Trustee, the Company, any of their respective affiliates or any other person or entity in exchange for the transfer of any Loyalty Shares to the Beneficiary.  The Beneficiary acknowledges that, aside from this affidavit, the Beneficiary was not required to execute and deliver any other agreements in connection the transactions contemplated by the Share Transfer Agreement;

☐
the Beneficiary represents and warrants that the transfer of the Loyalty Shares to the Beneficiary does not constitute a violation of any applicable law.  The Beneficiary acknowledges that he/she/it is solely responsible for ascertaining compliance with the foregoing;

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☐
the Beneficiary is not at present and has not been during the preceding three (3) months, either in an individual capacity, through contract or agreement or jointly, a greater than 5% shareholder of the Company.  In addition, the Beneficiary acknowledges that it does not directly or indirectly control the Company in any way;

☐
the Beneficiary acknowledges that he/she/it has received, a reasonable time prior to the date of this Affidavit, a copy of the Information Memorandum (as such term is specifically defined in the Share Transfer Agreement, the “Information Memorandum”) relating to the transfer of the Loyalty Shares, has carefully reviewed and evaluated the Information Memorandum;

☐
the Beneficiary agrees to indemnify, defend and hold harmless the Trustee, the Trust, the Company, the Company’s subsidiaries and their respective directors, officers, employees, agents, affiliates and assigns (collectively, the “Indemnified Parties”) from, against and in respect of any claim, demand, judgment, loss, liability, action, proceeding, assessment, penalty, fee, fine, cost, damage, or expense (including reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) which any of the Indemnified Parties shall suffer, sustain or become subject to by virtue of, or which arise out of or result from any breach of, or inaccuracy in, the representations and warranties of the Beneficiary set forth in this Affidavit;

☐
the Beneficiary understands that the Loyalty Shares, when originally issued to the Trust, were not registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and, therefore, may not be offered, sold, pledged or otherwise transferred unless they are registered under the Securities Act or unless an exemption from registration is available;

☐
the Beneficiary has had access to such financial information and other information concerning the Company and the Loyalty Shares and has been furnished with all information that Beneficiary has requested from the Company; and

☐
other than any information provided pursuant to the Information Memorandum, the Beneficiary is not relying on any other information, oral or written, that Beneficiary may have received from the Company or the Trust.

II.	Accredited Beneficiary Status - (If you checked the box as an “Accredited Beneficiary”, please complete this Section II)

☐
By checking this box, Beneficiary certifies that Beneficiary is an “Accredited Beneficiary” within the meaning of the definition set forth in Regulation D of the Securities Act (“Regulation D”), pursuant to subsection (insert number from list below) _____ below:

(1)	A natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000 at the time of purchase;

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(2)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects reaching the same income level in the current year;

(3)
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506 (b)(2)(ii); or

(4)	An entity in which each of the equity owners of such entity certifies that he meets the qualifications set forth in either (1), (2) or (3) above.

III.	Regulation S Representations - (If you checked the box as a non-U.S. person, please complete this Section III)

☐	By checking this box, the Beneficiary represents and warrants to the Company that:

•
the Beneficiary is not a U.S. person, as defined under 902(k) of Regulation S (“Regulation S”) of the Securities Act, who, (a) has his, her or its principal address outside the United States, and (b) was located outside the United States at the time any offer to transfer the Loyalty Shares was made to the Beneficiary and at the time that the transfer was originated by the Beneficiary; and

•
the Beneficiary understands, certifies and agrees that the Beneficiary (i) is acquiring the Loyalty Shares in an offshore transaction within the meaning of and in accordance with Rules 901 and 904 of Regulation S, (ii) is not acquiring, and has not entered into any discussions regarding the Beneficiary’s acquisition of, the Loyalty Shares while the Beneficiary was in the United States or any of its territories or possessions, (iii) the Loyalty Shares are being transferred without registration under the Securities Act by reason of an exemption that depends, in part, on the accuracy of the representations made by the Beneficiary, and (iv) the Beneficiary is familiar with the rules and restrictions set forth in Regulation S and has not undertaken and will not undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Loyalty Shares.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit on this ___ day of _____________, 20__.

By:
Name:
Title:

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